CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Charles Schwab Family of Funds of our reports dated February 19, 2019, relating to the financial statements and financial highlights, which appear in Schwab Investor Money Fund, Schwab Retirement Advantage Money Fund, Schwab Value Advantage Money Fund, Schwab Government Money Fund, Schwab Treasury Obligations Money Fund, Schwab Retirement Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab AMT Tax-Free Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund and Schwab Variable Share Price Money Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Portfolio Holdings Disclosure” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

April 22, 2019